FOR IMMEDIATE RELEASE                                    EXHIBIT 99.1
Ultimate Reports Q2 2013 Financial Results

•	Record Recurring Revenues of $80.8 Million, Up by 25%

•	Total Revenues of $97.5 Million, Up by 23%

Weston, FL, July 30, 2013 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the second quarter of 2013. For the quarter ended June 30, 2013, Ultimate reported recurring revenues of $80.8 million, a 25% increase, and total revenues of $97.5 million, a 23% increase, both compared with 2012’s second quarter. GAAP net income for the second quarter of 2013 was $4.9 million, or $0.17 per diluted share, versus GAAP net income of $2.7 million, or $0.09 per diluted share, for the second quarter of 2012.

Non-GAAP net income, which excludes stock-based compensation, was $9.7 million, or $0.34 per diluted share, for the second quarter of 2013, compared with non-GAAP net income of $5.9 million, or $0.21 per diluted share, for the second quarter of 2012. See “Use of Non-GAAP Financial Information” below.

“Our second quarter revenue results were in line with our expectations and our 2013 goals, and our operating margin once again exceeded our expectations,” said Scott Scherr, founder, president and CEO of Ultimate. “In June, Ultimate celebrated 15 years as a public company. Over the past 15 years, we have grown from a little over 300 employees to 1,735 at the close of this year's second quarter. Today we support more than 2,500 businesses whose operations span 144 countries.

“Ultimate pioneered our industry's move to the cloud in 2002 by delivering the first HR/payroll software solution on a SaaS basis. Today we continue to lead the human capital management industry providing a full-scope, strategic suite of HR, payroll, time, and talent management solutions.”

Ultimate’s financial results teleconference will be held today, July 30, 2013, at 5:00 p.m. Eastern Time, through Vcall at www.investorcalendar.com/IC/CEPage.asp?ID=170359. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 25% for the second quarter of 2013 compared with 2012’s second quarter. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues for the second quarter of 2013 were 83% of total revenues as compared with 82% of total revenues for 2012’s second quarter.

•	Ultimate’s total revenues for the second quarter of 2013 increased by 23% compared with those for the second quarter of 2012.

•
Our operating income increased 64%, on a non-GAAP basis, for the second quarter of 2013 to $16.8 million as compared with $10.3 million for the same period of 2012. Our non-GAAP operating margin was 17.2% for the second quarter of 2013 versus 13.0% for the second quarter of 2012.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of June 30, 2013.

•
The combination of cash, cash equivalents, and marketable securities was $91.1 million as of June 30, 2013, compared with $69.4 million as of December 31, 2012. Cash flows from operating activities for the quarter ended June 30, 2013 were $14.4 million, compared with $8.3 million for the same period of 2012. For the six months ended June 30, 2013, Ultimate generated $32.5 million in cash from operations compared with $22.7 million for the six months ended June 30, 2012.

•	Days sales outstanding were 66 days at June 30, 2013, representing a reduction of five days compared with days sales outstanding at December 31, 2012.

Stock Repurchases

•
During the six months ended June 30, 2013, we used $6.7 million to acquire 68,926 shares of our Common Stock to settle the employee tax withholding liability resulting from the vesting of our employees' restricted stock holdings.

•	As of June 30, 2013, we had 946,165 shares available for repurchase in the future under our previously announced Stock Repurchase Plan.

Financial Outlook
Ultimate provides the following financial guidance for the third quarter ending September 30, 2013, and full year 2013:

For the third quarter of 2013:

•	Recurring revenues of approximately $84.0 million,

•	Total revenues of approximately $103.0 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.

For the year 2013:

•	Recurring revenues to increase by approximately 25% over those of 2012,

•	Total revenues to increase by approximately 23% over those of 2012, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 17%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2013 is expected to be approximately $37.5 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading cloud provider of people management solutions, with more than 10 million people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate's award-winning UltiPro delivers HR, payroll, time, and talent management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,700 professionals focused on developing the highest quality solutions and services. In 2013, Ultimate was ranked #9 on FORTUNE'S “100 Best Companies to Work For” list, and Minyanville Media Inc. named Ultimate among the top 10 most ethical businesses in the United States. In its Cloud Buyer's Bill of Rights Certification, Constellation Research awarded Ultimate its highest level of certification. Ultimate has more than 2,500 customers with employees in 144 countries, including Adobe Systems Incorporated, Culligan International, Major League Baseball, Pep Boys, and Texas Roadhouse. More information on Ultimate's products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC., AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Recurring	$80,754	$64,636	$158,836	$125,509
Services	16,392	14,010	35,837	31,034
License	323	531	713	915
Total revenues	97,469	79,177	195,386	157,458
Cost of revenues:
Recurring	22,543	19,235	44,371	38,339
Services	18,030	14,843	37,758	31,366
License	73	120	163	208
Total cost of revenues	40,646	34,198	82,292	69,913
Gross profit	56,823	44,979	113,094	87,545
Operating expenses:
Sales and marketing	22,672	17,472	45,582	36,109
Research and development	16,864	15,989	32,994	31,685
General and administrative	8,285	6,126	17,212	12,271
Total operating expenses	47,821	39,587	95,788	80,065
Operating income	9,002	5,392	17,306	7,480
Other (expense) income:
Interest and other expense	(56)	(101)	(136)	(176)
Other income, net	6	30	47	43
Total other expense, net	(50)	(71)	(89)	(133)
Income before income taxes	8,952	5,321	17,217	7,347
Provision for income taxes	(4,050)	(2,668)	(7,795)	(3,670)
Net income	$4,902	$2,653	$9,422	$3,677
Net income per share:
Basic	$0.18	$0.10	$0.34	$0.14
Diluted	$0.17	$0.09	$0.33	$0.13
Weighted average shares outstanding:
Basic	27,735	26,655	27,606	26,524
Diluted	28,875	28,281	28,812	28,194

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Stock-based compensation expense:
Cost of recurring revenues	$973	$638	$1,837	$1,151
Cost of services revenues	864	665	1,824	1,166
Sales and marketing	3,185	1,772	6,281	3,446
Research and development	816	692	1,586	1,316
General and administrative	1,940	1,096	3,847	2,138
Total non-cash stock-based compensation expense	$7,778	$4,863	$15,375	$9,217

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$81,193	$58,817
Investments in marketable securities	7,934	9,223
Accounts receivable, net	70,713	70,774
Prepaid expenses and other current assets	29,931	25,949
Deferred tax assets, net	1,372	1,372
Total current assets before funds held for clients	191,143	166,135
Funds held for clients	443,875	281,007
Total current assets	635,018	447,142
Property and equipment, net	46,684	38,068
Capitalized software, net	205	508
Goodwill	3,025	3,025
Investments in marketable securities	1,947	1,311
Other assets, net	16,033	16,687
Deferred tax assets, net	19,487	18,543
Total assets	$722,399	$525,284
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,368	$7,584
Accrued expenses	18,522	15,055
Deferred revenue	93,142	90,674
Capital lease obligations	2,764	2,968
Other borrowings	2,258	2,311
Total current liabilities before client fund obligations	123,054	118,592
Client fund obligations	443,875	281,007
Total current liabilities	566,929	399,599
Deferred revenue	881	1,302
Deferred rent	2,622	2,777
Capital lease obligations	2,094	2,469
Other borrowings	926	2,601
Income taxes payable	1,866	1,866
Total liabilities	575,318	410,614

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	319	314
Additional paid-in capital	289,898	266,130
Accumulated other comprehensive (loss) income	(675)	109
Accumulated deficit	(23,917)	(33,339)
	265,625	233,214
Treasury stock, at cost	(118,544)	(118,544)
Total stockholders’ equity	147,081	114,670
Total liabilities and stockholders’ equity	$722,399	$525,284

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$9,422	$3,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,742	6,352
Provision for doubtful accounts	1,131	411
Non-cash stock-based compensation expense	15,375	9,217
Income taxes	7,679	3,525
Excess tax benefits from employee stock plan	(8,623)	(3,302)
Changes in operating assets and liabilities:
Accounts receivable	(1,070)	2,108
Prepaid expenses and other current assets	(3,982)	(1,511)
Other assets	654	(746)
Accounts payable	(1,216)	1,377
Accrued expenses and deferred rent	3,312	3,321
Deferred revenue	2,047	(1,713)
Net cash provided by operating activities	32,471	22,716
Cash flows from investing activities:
Purchases of marketable securities	(6,800)	(7,385)
Maturities of marketable securities	7,452	5,997
Net purchases of client funds securities	(162,868)	(39,024)
Purchases of property and equipment	(14,069)	(7,448)
Net cash used in investing activities	(176,285)	(47,860)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	5,706	5,298
Excess tax benefits from employee stock plan	8,623	3,302
Shares acquired to settle employee tax withholding liability	(6,693)	(4,328)
Principal payments on capital lease obligations	(1,803)	(1,613)
Other borrowings	(1,728)	—
Net increase in client fund obligations	162,868	39,024
Net cash provided by financing activities	166,973	41,683
Effect of foreign currency exchange rate changes on cash	(783)	(76)
Net increase in cash and cash equivalents	22,376	16,463
Cash and cash equivalents, beginning of period	58,817	46,149
Cash and cash equivalents, end of period	$81,193	$62,612
Supplemental disclosure of cash flow information:
Cash paid for interest	$176	$138
Cash paid for income taxes	$265	$272
Supplemental disclosure of non-cash financing activities:
Ultimate entered into capital lease obligations to acquire new equipment totaling $1.2 million and $2.4 million for the six months ended June 30, 2013 and 2012, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Non-GAAP operating income reconciliation:
Operating income	$9,002	$5,392	$17,306	$7,480
Operating income, as a % of total revenues	9.2%	6.8%	8.9%	4.8%
Add back:
Non-cash stock-based compensation expense	7,778	4,863	15,375	9,217
Non-GAAP operating income	$16,780	$10,255	$32,681	$16,697
Non-GAAP operating income, as a % of total revenues	17.2%	13.0%	16.7%	10.6%

Non-GAAP net income reconciliation:
Net income	$4,902	$2,653	$9,422	$3,677
Add back:
Non-cash stock-based compensation expense	7,778	4,863	15,375	9,217
Income tax effect	(2,978)	(1,608)	(5,894)	(3,286)
Non-GAAP net income	$9,702	$5,908	$18,903	$9,608

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.17	$0.09	$0.33	$0.13
Add back:
Non-cash stock-based compensation expense	0.27	0.17	0.53	0.33
Income tax effect	(0.10)	(0.05)	(0.20)	(0.12)
Non-GAAP net income, per diluted share	$0.34	$0.21	$0.66	$0.34
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	27,735	26,655	27,606	26,524
Diluted	28,875	28,281	28,812	28,194
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following item from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and six months ended June 30, 2013, stock-based compensation expense was $7.8 million and $15.4 million, on a pre-tax basis. For the three and six months ended June 30, 2012, stock-based compensation expense was $4.9 million and $9.2 million, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.